Exhibit 99.1

Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

RICHMOND, Calif., Nov. 27, 2023 - SunPower (NASDAQ: SPWR) received on November 22, 2023, a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq.

The Notice indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days and, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-Q due date, or until May 20, 2024, for the Company to regain compliance. On November 13, 2023, the Company filed a Notification of Late Filing on Form 12b-25 indicating that it was unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023 (the “Form 10-Q”) by the prescribed due date as a result of the restatement of certain of the Company’s financial statements (the “Restatement”). The Restatement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2023.

While the Company can provide no assurances as to timing, the Company is working diligently to complete the Restatement and plans to file the Form 10-Q as soon as practicable to regain compliance with the Listing Rule.

The Company and Bank of America, N.A., the administrative agent and collateral agent for the lenders (the “Agent”) under the Credit Agreement dated as of September 12, 2022 (as amended by the First Amendment, dated as of January 26, 2023, the “Credit Agreement”), among the Company, the subsidiaries party thereto, the Agent and the lenders party thereto are currently negotiating the terms and conditions of a consent and waiver, which is intended to address, including without limitation, the effects of the Restatement and failure to timely deliver the Form 10-Q to the lenders under the Credit Agreement.

About SunPower

SunPower (NASDAQ: SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s ability to complete the filing of the Form 10-Q as soon as practicably possible and regain compliance with Nasdaq listing standards. These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results to materially differ from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, those related to the Company’s ability to complete the filing of the Form 10-Q within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; the time and effort required to complete the Restatement of our financial statements; our ability to obtain waivers and consents under our Credit Agreement, and the timing and outcome thereof. Factors that could cause or contribute to such differences include, but are not limited to, those related to the Company’s ability to complete the filing of the Form 10-Q within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; the time and effort required to complete the Restatement of the Company’s financial statements; any subsequent discovery of additional adjustments to the Company’s previously issued financial statements; our ability to obtain waivers and consents under our Credit Agreement, and the timing and outcome thereof; our ability to comply with debt covenants or cure any defaults; our ability to repay our obligations as they come due; our ability to remediate the material weakness related to the internal control over financial reporting; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and the Company’s other filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpowercorp.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SOURCE SunPower Corp.

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